EXHIBIT 4.3


                        WARRANT AGREEMENT

          AGREEMENT, dated as of this _______ day of _______________, 1996, by and among FOOD COURT ENTERTAINMENT
NETWORK, INC., a Delaware corporation ("Company"), American Stock
Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and FURMAN SELZ LLC, a New York Limited Liability Company
("Furman Selz").

W I T N E S S E T H

          WHEREAS, in connection with the engagement of Furman
Selz to provide financial advisory services to the Company, the Company has agreed to grant Furman Selz 402,328 Warrants; and

          WHEREAS, each Warrant initially entitles Furman Selz to purchase one (1) share of Series A Common Stock;

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of Furman Selz.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

          Section 1. Definitions. As used herein, the following terms have the following meanings, unless the context shall otherwise require:

               (a) "Additional Warrants" shall mean additional warrants issued to Furman Selz in addition to the 402, 328
Warrants initially issued resulting from the anti-dilution provisions described in Section 9.

               (b)  "Common Stock" shall mean stock of the
Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 200,000,000 shares of Series A Common Stock, $.01 par value and 1,250,000 shares of Series B Common Stock, $.01 par value.

               (c) "Corporate Office" shall mean the office of the Warrant Agent (or successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York 10005.

               (d) "Exercise Date" shall mean as to any Warrant or Additional Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant with the exercise form thereon duly executed by Furman Selz or its attorney duly authorized in writing, and (b) payment in cash or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price or shares of Series A Common Stock equal to the applicable Purchase Price as provided in Section 4(b).

               (e) "Initial Warrant Exercise Date" shall mean as to each Warrant December 17, 1997 and as to each Additional
Warrant, one year following the date of grant.

               (f) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant or Additional Warrant in accordance with the terms hereof which price shall be $2.00 for the Warrants initially issued, subject to adjustment from time to time pursuant to the provisions of Section 10 hereof and subject to the Company's right to reduce the Purchase Price upon notice to all Registered Holders of Warrants, or for Additional Warrants issued as a result of anti-dilution provisions in Section 9 hereof, the purchase price of which shall be the exercise price of the Class A or Class B Warrants which were exercised and which triggered the right to issuance of Additional Warrants.

               (g) "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants or Additional Warrants, which price shall be $0.05 per Warrant.

               (h)  "Transfer Agent" shall mean American Stock
Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such,

               (i) "Warrant Expiration Date" shall mean the earlier of 5:00 P.M. (New York time) on October 11, 2001 or, the Redemption Date with respect to Warrants or Additional Warrants which are outstanding as of the applicable Redemption Date (as defined in Section 8), the Redemption Date; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close, upon notice to Furman Selz, the Company shall have the right to extend the Warrant Expiration Date.

          Section 2.  Warrants and Issuance of Warrant
Certificates.

               (a) A Warrant initially shall entitle Furman Selz to purchase one share of Series A Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Sections 9 and 10.

               (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants granted pursuant to the letter engagement agreement dated December 17, 1996 shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

               (c)  From time to time, up to the Warrant
Expiration Date, the Warrant Agent shall countersign and deliver stock certificates in required whole number denominations representing up to in aggregate of 402,328 shares of Series A Common Stock, subject to adjustment and issuance of Additional Warrants as described herein, upon the exercise of Warrants in accordance with this Agreement.

               (d)  From time to time, up to the Warrant
Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any exchange permitted under this Agreement; provided the no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued upon any exchange pursuant to
Section 6; (iii) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to
Section 7; (iv) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Target Price(s) therefor made pursuant to Section 8 hereof and
(v) Additional Warrants issued upon the exercise of Class A or Class B Warrants pursuant to Section 9.

          Section 3.  Form and Execution of Warrant Certificates.

               (a)  The Warrant Certificate shall be
substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and is are not inconsistent the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuances transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letters FS on all Warrants or Additional Warrants of all denominations.

               (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to Furman Selz without further action by the Company, except as otherwise provided by Section 4(a) hereof.

          Section 4.  Exercise.

               (a) Each Warrant or Additional Warrant may be exercised by Furman Selz at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant or Additional Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the process received from the exercise of a Warrant or Additional Warrant and shall notify the Company in any of the exercise thereof. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a Warrant Certificate for any remaining unexercised Warrants or Additional Warrants of Furman Selz) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrant or Additional Warrants.

               (b)  Upon the exercise of any Warrant or
Additional Warrants and clearance of the funds received the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing. Furman Selz may remit payment in cash or by delivery to the Company of shares of Series A Common Stock with a fair market value equal to the aggregate Purchase Price with respect to the Warrants or Additional Warrants exercised. For the purposes of this Section, fair market value shall mean the closing bid price of the Series A Common Stock as reported on the NASDAQ SmallCap Market or such other stock market on which the Series A Common Stock is trading on the trading day immediately prior to the Exercise Date.

          Section 5.  Reservation of Shares; Listing; Payment of
Taxes, etc.

               (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants or Additional Warrants, such number of shares of Series A Common Stock as shall then be issuable upon the exercise of all outstanding Warrants and Additional Warrants. The Company covenants that all shares of Series A Common Stock which shall be issuable upon exercise of the Warrants or Additional Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge,) and that upon issuance such shares shall be listed on each national securities exchange, on which the other share of outstanding Common Stock of The Company are then listed or shall be eligible for inclusion in the NASDAQ National Market or the Nasdaq SmallCap Market if the other shares of outstanding Common Stock of the Company are so included.

               (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants or Additional Warrants hereunder require registration with, or approval of any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Series A Common Stock issued to Furman Selz in any state in which such exercise would be unlawful.

               (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants or Additional Warrants, or the issuance or delivery of any shares; provided, however, that if the shares of Series A Common Stock are to be delivered in a name other than Furman Selz, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

               (d)  The Warrant Agent is hereby irrevocably
authorized to requisition Company's Transfer Agent from time to time for certificates representing shares of Series A Common Stock issuable upon exercise of the Warrants or Additional Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants.

          Section 6.  Exchange and Registration:  Restriction on
Transfer.

               (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the term and provisions hereof the Company, shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which Furman Selz shall be entitled to receive.

               (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulation as it may prescribe, it shall register Warrant Certificates in accordance with its regular practice.

               (c) With respect to all Warrant Certificates proposed for registration or for exercise, the subscription form on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in forms satisfactory to the Company and the Warrant Agent, duly executed by an authorized representative of Furman Selz or its attorney-in-fact duly authorized in writing.

               (d)  A service charge may be imposed by the
Warrant Agent for any exchange of Warrant Certificate. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.

               (f) The Warrants and Additional Warrants issued to Furman Selz hereunder may not be sold, assigned, conveyed or otherwise transferred. In the event Furman Selz sells, assigns, conveys or otherwise transfers the Warrants or Additional Warrants which are subject to this Agreement, the Warrants and Additional Warrants shall be automatically cancelled and terminated and of no further effect. Upon receipt by the Warrant Agent of a Warrant Certificate to sell, assign, convey or otherwise transfer Warrants or Additional Warrants, the Warrant Agent shall mark the Warrant Certificate cancelled and void and forthwith inform the Company thereof.

          Section 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver to Furman Selz in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants or Additional Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

          Section 8.  Redemption.

               (a) On not less than thirty (30) days notice (the "Redemption Notice"), to Furman Selz, the Warrants and Additional Warrants may be redeemed, at the option of the Company, at a redemption price of $0.05 per Warrant, provided the Market Price of the Common Stock receivable upon exercise of such Warrants or Additional Warrants shall exceed $9.00 (the "Target Price"), subject to adjustment as set forth in Section 8(f), below.
Market Price shall mean (i) the average closing bid price of the Common Stock, for thirty (30) consecutive days ending on the Calculation Date (as hereinafter defined) as reported by Nasdaq, if the Common Stock is traded on the Nasdaq SmallCap Market, or
(ii) the average last reported sale price of the Common Stock, for thirty (30) consecutive business days ending on the Calculation Date, as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on the Nasdaq National Market. All Warrants and Additional Warrants must be redeemed if any are redeemed. For purposes of this Section 8, the Calculation Date shall mean a date within 5 days of the mailing of the Redemption Notice. The date fixed for redemption of the Warrants and Additional Warrants is referred to herein as the "Redemption Date."

               (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Warrants and Additional Warrants, it shall mail a Redemption Notice to Furman Selz, first class, postage prepaid, not later than the 30th day before the date fixed for redemption, at its last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not Furman Selz receives such notice.

               (c) The Redemption Notice shall specify (i) the redemption price, (ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant or Additional Warrants shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date.
No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except if notice was not mailed or notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (d) Any right to exercise a Warrant or Additional Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Furman Selz shall have no further rights except to receive, upon surrender of the Warrant or Additional Warrant, the Redemption Price.

               (e)  From and after the Redemption Date, the
Company, shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of Furman Selz of one or more Warrant Certificates evidencing Warrants or Additional Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of Furman Selz a sum in cash equal to the Redemption Price of each such Warrant or Additional Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants and Additional Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

               (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Prices shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

          Section 9.  Adjustment of Number of Warrants on
Exercise of Class A or Class B Warrants.

               (a) In the event a holder of any Class A Warrant or Class B Warrant issued by the Company on or before December 17, 1996 exercises any such warrant and purchases
Series A Common Stock, the Company agrees to issue to Furman Selz such number of additional Warrants ("Additional Warrants") to maintain ownership by Furman Selz equal to five percent of the issued and outstanding Series A and Series B Common Stock as on December 17, 1996 plus the Series A Common Stock issued pursuant to the exercise of any Class A or Class B Warrant.

               (b) The Additional Warrants issued pursuant to this Section 9 shall be identical to the Warrants issued hereunder except that the exercise price shall be the same exercise price as was paid to exercise the Class A Warrant or Class B Warrant, as the case may be, and the initial exercise date of the Additional Warrants shall be 12 months following the date on which the Additional Warrants are granted to Furman Selz.

               (c) Notwithstanding the foregoing, in the event Furman Selz sells, assigns, conveys or otherwise transfers the Warrants hereunder, the right to adjustment pursuant to this
Section 9 shall automatically extinguish and be terminated.

          Section 10.  Adjustment of Exercise Price and Number of
Shares of Common Stock or Warrants.

               (a)  Subject to the exceptions referred to in
Section 10(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Market Price of the Common Stock (as defined in Section 8, except that for purposes of Section 10, the Calculation Date shall mean the date of the sale or other transaction referred to in this
Section 10) on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent ) determined by multiplying the Purchase Price in affect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 10(f)(F) below) for the issuance of such additional shares would purchase at the Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               Upon each adjustment of the Purchase Price pursuant to this Section 10, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 10(b) hereof) be such number of shares (calculated to the nearest one-hundredth; provided, however, that in no event shall the Purchase Price increase as a result of such rounding calculation) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

               (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants or Additional Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant or Additional Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant or Additional Warrant held of record prior to such adjustment of the number of Warrants or Additional Warrants shall become that number of Warrants or Additional Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants or Additional Warrants pursuant to this Section 10, the Company shall, as promptly as practicable, cause to be distributed to Furman Selz on the date of such adjustment Warrant Certificates evidencing, subject to Section 11 hereof, the number of Warrants or Additional Warrants to which Furman Selz shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to Furman Selz in substitution and replacement for the Warrant Certificate held by it prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants or Additional Warrants to which Furman Selz shall be entitled after such adjustment.

               (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reconstruction, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale, lease back, mortgage or other financing thereon), the Company shall cause effective provision to be made so that Furman Selz shall have the right thereby, by exercising such Warrant or Additional Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant or Additional Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be, as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to Furman Selz such shares of stock, securities or assets as, in accordance with the foregoing provisions, Furman Selz may be entitled to purchase and the other obligations of the Company under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

               (d) Respective of any adjustments or changes in the Purchase Note or the number of shares of Common Stock purchasable upon exercise of the Warrants or Additional Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(d) hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefor were expressed in the Warrant Certificates when the same were originally issued.

               (e) After each adjustment of the Purchase Price pursuant to this Section 10, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment and, if the Company shall have elected to adjust the number of Warrants and Additional Warrants, the number of Warrants and Additional Warrants to which Furman Selz shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a statement showing in detail the method of calculation and the facts upon which such adjustment or readjustment is based, including a statement of (a) the confederation received or to be received by the Company for any securities issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed, to be, outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 10) on account thereof. The Company will promptly file such certificate with the Warrant Agent and deliver such certificate to Furman Selz. No failure to mail such notice nor any defect therein or in the making thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective.

               (f)  For purposes of Section 10(a) and 10(b)
hereof, the following provisions (A) to (G) shall also be applicable:

                    (A)  The number of shares of Common Stock
     outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                    (B)  No adjustment of the Purchase Price
     shall be made unless such adjustment would require an increase or decrease of at least $.10 in the Purchase Price; provided that any adjustments which by reason of this clause
     (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.

                    (C)  In case of (1) the sale by the Company
     for cash (or as a component of a unit being sold for cash) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase to Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the confederation, if any, received by the Company for the issuance of such rights, warrants or options, plus, in the case of such Convertible Securities, the aggregate amount of additional consideration, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of
     Section 10(a) and 10(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                    (D)  In case of the sale by the Company for
     any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the Market Price of the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 10(a) and 10(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                    (E)  In case the Company shall modify the
     rights of conversion, exchange or exercise of any of the securities referred to in (C) or (D) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price on the date prior to such modification the Purchase Price to be in effect after such modification shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the securities affected by the modification would purchase at the Market Price and of which the denominator shall be the number of shares of Common Stock outstanding, on such date plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities referred to in Paragraph (C) or (D) above, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                    (F)  In case of the sale for cash of any
     shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore to be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or concessions or concessions paid or allowed by the Company in connection therewith.

                    (G)  In case any event shall occur as to
     which the provisions of Section 10 are not strictly Applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of Section 10, then, in each such case, the Board of Directors of the Company shall in good faith by resolution provide for the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, without dilution, the purchase rights represented by the Warrants. The Company will promptly make the adjustments described therein.

               (g) No adjustment to the Purchase Price of the Warrants or Additional Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant or Additional Warrant will be made, however,

                    (i)  upon the exercise of any of the options
     presently outstanding under the Company's stock option plan for officers, directors and certain other key personnel of the Company and the Consultants and Advisors Stock Option Plan (the "Plan"); or

                    (ii)  upon the issuance or exercise of any
     other securities which may hereafter be granted or exercised under the Plans or under any other employee benefit plan of the Company; or

                    (iii) except as set forth in Section 9, upon the sale or exercise of other warrants, including without limitation the sale or exercise of any of the warrants comprising the Unit Purchase Option or upon the sale or exercise of the Unit Purchase Option; or

                    (iv)  Stock or Convertible Securities in a
firm commitment
     underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or

                    (v)  upon the issuance or sale of Common
     Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                    (vi)  upon the issuance or sale of Common
     Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or deemed to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold.

               (h) As used in this Section 10, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of this Agreement and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants or Additional Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of this Agreement or
(i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in
Section 10(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

               (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to
Section 10, or as to the amount of any such adjustment if required, shall be binding upon Furman Selz and the Company if made in good faith by the Board of Directors of the Company.

               (j) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to Furman Selz as of the record date for such transaction of the Warrants and Additional Warrants then outstanding, the rights, warrants or options to which Furman Selz would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, Furman Selz was the holder of record of the number of whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this Section 10(j), that exercise of Warrants and Additional Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of its Warrants or Additional Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 10.

          Section 11. Registration Under the Securities Act of 1933. The Company agrees to register the shares of Series A Common Stock issued or issuable upon exercise of the Warrants and Additional Warrants under the Securities Act of 1933, as amended (the "Act") no later than [April 30, 1997?].

          Section 12.  Fractional Warrants and Factional Shares.

               (a) If the number of shares of Series A Common Stock purchasable upon the exercise of each Warrant or Additional Warrant is adjusted pursuant to Sections 9 or 10 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants of otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon the exercise of any Warrant or Additional Warrant, the Company shall pay to Furman Selz an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                    (1)  If the Series A Common Stock is listed
     on a national securities exchange or admitted to unlisted trading privileges on such exchange or is traded o the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or Additional Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

                    (2)  If the Series A Common Stock is not
     listed or admitted to unlisted trading privileges on a national securities exchange or is not traded on the Nasdaq National Market, the current market value shall be the mean of the last reported bid and asked prices reported by the Nasdaq SmallCap Market or, if not traded thereon, by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant or Additional Warrant; or

                    (3)  If the Series A Common Stock is not so
     listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value to be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          Section 13. Warrant Holders Not Deemed Stockholders. No holder of Warrants and Additional Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Series A Common Stock that may at any time be issuable upon exercise of such Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants or Additional Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants or Additional Warrants and been issued shares of Series A Common Stock in accordance with the provisions hereof.

          Section 14. Rights of Action. All rights of action with respect to this Agreement are vested in Furman Selz, and Furman Selz, without consent of the Warrant Agent or of any holder of any other warrant may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants or Additional Warrants for the purchase of shares of Series A Common Stock in the manner provided in the Warrant Certificate and this Agreement.

          Section 15.  Agreement of Warrant Holders.  Furman
Selz, by its acceptance thereof, consorts and agrees with the Company and the Warrant Agent that:

               (a) The Warrants are not saleable, assignable or otherwise transferable in any way; and

               (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

          Section 16. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Additional Warrant, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for exchange.

          Section 17. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants or Additional Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant or Additional Warrant is fully paid and nonassessable.

               The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

               The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

               Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

               The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

                The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Securities Exchange Act of 1934. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

               Any corporation into which the Warrant Agent or any now warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

               The Warrant Agent, its subsidiaries and
affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          Section 18. Modification of Agreement. The parties hereto and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from (a) a subsequent public offering of Company securities which includes Warrants or (b) a subsequent private placement of Company securities which includes Warrants, in either case having the same terms and conditions as the Class A or Class B Warrants, respectively, originally covered by or subsequently added to this Agreement under this Section 18, provided, however, that in the case of a private placement, the amendment to this Agreement will be effective only at such time as the securities underlying such Warrants are covered by an effective registration statement under the Act; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

          Section 19. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registered books maintained by the Warrant Agent; if to the Company, at 220 East 42nd Street,
New York, New York 10017, Attention: James N. Perkins, CEO, or at such other address as may have been furnished to the Warrant Agent in writing by the Company and if to the Warrant Agent at its Corporate Office.

          Section 20.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

          Section 21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

          Section 22. Termination. This Agreement shall terminate at the close of business on the earlier of the Warrant Expiration Date or the date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 17 hereof shall survive such termination.

          Section 23.  Counterparts.  This Agreement may be
executed in several counterparts, which taken together shall constitute a single document.

          IN WITNESS WHEREOF, the parses hereto have, caused this Agreement to be duly executed as of the date first above written.

                              FOOD COURT ENTERTAINMENT NETWORK,
                              INC.

                              By:_______________________________


                              AMERICAN STOCK TRANSFER & TRUST
                              COMPANY

                              By:_______________________________
                                        Authorized Officer


                              FURMAN SELZ LLC

                              By:_______________________________
                                        Authorized Officer

                            EXHIBIT A

              [FORM OF FACE OF WARRANT CERTIFICATE]

No. FS                                       _______ Warrants


                  VOID AFTER DECEMBER 17, 2001

                WARRANT CERTIFICATE FOR PURCHASE
                    OF SERIES A COMMON STOCK

             FOOD COURT ENTERTAINMENT NETWORK, INC.

          This certifies that FOR VALUE RECEIVED Furman Selz LLC (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Series A Common Stock, $.01 value ("Common Stock"), of Food Court Entertainment Network, Inc., a Delaware corporation (the "Company"), at any time between December 17, 1996, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form attached hereto duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $2.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Food Court Entertainment Network, Inc.

          This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated January __, 1997, by and among the Company, the Warrant Agent and Furman Selz LLC.

          In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

          Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

          The term "Expiration Date" shall mean 5:00 P.M.
(New York time) on December 17, 2001, or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean
5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

          The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

          This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designed by such Registered Holder at the time of such surrender.

          The Warrant may not be sold, conveyed, assigned or otherwise transferred.

          Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant, provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $9.00 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $.05 per Class A Warrant upon surrender of this Warrant Certificate.

          The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

          This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                              FOOD COURT ENTERTAINMENT NETWORK,
                              INC.

Dated:_____________________   By:_______________________________

                              By:_______________________________


[SEAL]

Countersigned:

___________________________
     as Warrant Agent

By:________________________
     Authorized Officer

            [FORM OF REVERSE OF WARRANT CERTIFICATE]

       TRANSFER FEE:  $___________ PER CERTIFICATE ISSUED

                        SUBSCRIPTION FORM

             To Be Executed by the Registered Holder
                  in Order to Exercise Warrants


          The undersigned Registered Holder hereby irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

    PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                      _____________________
                      _____________________
                      _____________________
                      _____________________
             [please print or type name and address]


and be delivered to

                      _____________________
                      _____________________
                      _____________________
                      _____________________
             [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant
Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

          The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.

                              __________________________________
                                   (Name of NASD Member)

Dated:____________________         X    ________________________

                              __________________________________

                              __________________________________
                                        Address


                              __________________________________
                              Taxpayer Identification Number


                              __________________________________
                              Signature Guaranteed


                              __________________________________



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST
CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A
MEMBER OF THE MEDALLION STAMP PROGRAM.